Exhibit 99.1

NEWS RELEASE

For Immediate Release

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $11.57 BOOK VALUE PER SHARE

HAMILTON, Bermuda (October 28, 2011) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $11.57, a decrease of 2.8% for the third quarter and an increase of 1.5% through nine months, including dividends.

Mike Miller, CEO of OneBeacon, said, “Our decrease in book value in the quarter was driven by our equity portfolio losses in a challenging investment environment and the loss on the sale of AutoOne, which is roughly the cost of running-off the business over time. Looking back, AutoOne achieved strong results for the company but involuntary auto market conditions in New York and New Jersey no longer justify our investment in that business.  I believe the sale is a preferable outcome for the company. Overall, for the quarter, underwriting results were solid at a 94% combined ratio, and we see moderate rate improvements in many lines.  Lastly, we completed our ground-up analysis of A&E runoff claims; the study reconfirms the adequacy of our NICO reinsurance cover.”

For the third quarter, comprehensive loss and net loss were both $33 million, and operating loss was $2 million, or $0.02 per share, including the loss on the sale of AutoOne. For the nine months ended September 30, 2011, comprehensive income and net income were both

$25 million and operating income was $33 million, or $0.35 per share. Operating income is a non-GAAP financial measure which is explained later in this release.

During the quarter OneBeacon announced its agreement to sell its AutoOne business to Interboro Holdings, Inc. and recorded a charge of $28 million pre-tax ($18 million after tax or $0.19 per share) to reflect the estimated loss on the sale. The sale is expected to close in the fourth quarter, subject to regulatory approval. As a result of the transaction, results for the AutoOne division are reported as discontinued operations within OneBeacon’s GAAP financial statements.

During the third quarter, OneBeacon completed a new ground-up study of its legacy asbestos and environmental exposures.  The previous study was based on experience through 2007.  Reasonable estimates of potential adverse scenarios continue to be within the $2.5 billion reinsurance cover issued by National Indemnity Insurance (NICO), a Berkshire Hathaway company.  The point estimate of incurred losses ceded to NICO increased from $2.2 billion to $2.3 billion.  There was no impact to book value.

Insurance Operations: The third quarter GAAP combined ratio was 94.3%, compared to 92.0% for the third quarter of 2010, and 94.2% through September 30, 2011 compared to 100.8% for the first nine months of 2010. The variance for the quarter was primarily driven by 5 points of catastrophe losses, 6 points higher than the prior period, principally associated with Hurricane Irene, partially offset by improved non-catastrophe current accident year results and a decrease in the expense ratio. The nine-month combined ratio reflects 9 points of improvement in the current accident year loss ratio somewhat offset by a 2 point increase in the expense ratio.  Catastrophe losses in the first nine months of 2011 and 2010 each added 4.5 points to the combined ratio.  Favorable loss reserve development in the third quarter of 2011 was 4 points, compared to 6 points in the third quarter of 2010, while the first nine months of 2011 included 3 points, compared to 4 points of favorable loss reserve development in the first nine months of 2010.

Third quarter net written premiums were $297 million as compared to $269 million for the third quarter of 2010, driven by a 9% increase in Specialty Insurance Operations’ premiums. Several business units experienced particularly strong growth; specifically, OneBeacon Entertainment, OneBeacon Government Risks, OneBeacon Technology and the collector car and boat business written through Hagerty Insurance Agency.

For the nine months ended September 30, 2011, net written premiums were $822 million as compared to $943 million for the comparable period last year, reflecting the July 2010 sale of the traditional personal lines business. Specialty Insurance Operations’ premiums were $822 million compared to $772 million, an increase of 7% over the prior year.

Consolidated Investment Results:  OneBeacon’s third quarter total return on invested assets was minus 1.0% compared to 2.1% for the third quarter of 2010. These results included net realized and unrealized investment losses of $47 million and net investment income of $16 million, compared to net realized and unrealized investment gains of $52 million and net investment income of $22 million for the third quarter of 2010. The average market value of invested assets was $2.8 billion in the third quarter of 2011 as compared to $3.5 billion in the third quarter of 2010, reflecting the impact of the company’s sale of the nonspecialty commercial lines and traditional personal lines businesses, and the company’s capital management activities.

Through the first nine months of the year, total return on invested assets was 1.6% compared to 4.3% through September 30, 2010.  These results included net realized and unrealized investment losses of $13 million and net investment income of $56 million, compared to net realized and unrealized investment gains of $80 million and net investment income of $75 million through the first nine months of 2010. The average market value of invested assets was $3.0 billion through the first nine months of 2011 as compared to $3.8 billion through September 30, 2010, again reflecting the impact of the company’s sale of the nonspecialty commercial lines and the traditional personal lines businesses, and the company’s capital management activities.

Company to Host Webcast:  OneBeacon will host its third quarter 2011 webcast for analysts and investors at 10:00 a.m. ET on Friday, October 28. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s website: www.onebeacon.com. An audio playback of the teleconference will be available on the website shortly following the webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. The company’s businesses include OneBeacon Professional Insurance, International Marine Underwriters, OneBeacon Accident Group, OneBeacon Entertainment, OneBeacon Energy Group, OneBeacon Government Risks, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Insurance, OneBeacon

Specialty Property, OneBeacon Property and Inland Marine, and OneBeacon Excess and Surplus Lines. The company also offers products and services to assigned risk markets through its AutoOne division. OneBeacon’s insurance businesses are national in scope.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	September 30,	December 31,	September 30,
	2011	2010	2010
Assets
Investment securities:
Fixed maturity investments	$2,019.3	$2,415.5	$2,304.4
Short-term investments	185.8	300.0	465.6
Common equity securities	244.5	285.3	262.7
Convertible bonds	80.9	93.8	93.8
Other investments	157.1	171.4	184.3

Total investments	2,687.6	3,266.0	3,310.8
Cash	63.0	33.6	34.6
Reinsurance recoverable on unpaid losses	2,239.1	1,893.2	1,939.3
Reinsurance recoverable on paid losses	13.7	44.5	14.9
Premiums receivable	243.7	275.0	341.1
Deferred acquisition costs	129.6	114.5	128.5
Ceded unearned premiums	11.5	113.9	162.9
Net deferred tax asset	122.2	101.2	107.7
Investment income accrued	13.3	19.4	18.6
Accounts receivable on unsettled investment sales	18.1	5.4	10.4
Other assets	260.3	300.0	338.7
Assets held for sale (1)	123.2	—	—

Total assets	$5,925.3	$6,166.7	$6,407.5

Liabilities
Loss and loss adjustment expense reserves	$3,458.9	$3,295.5	$3,390.2
Unearned premiums	559.4	627.5	731.5
Debt	269.7	419.6	419.5
Ceded reinsurance payable	24.3	149.3	188.6
Accounts payable on unsettled investment purchases	18.6	14.1	50.6
Other liabilities	381.8	411.8	388.2
Liabilities held for sale (1)	98.2	—	—

Total liabilities	4,810.9	4,917.8	5,168.6

OneBeacon’s common shareholders’ equity and noncontrolling interests

OneBeacon’s common shareholders’ equity:
Common shares and paid-in surplus	1,001.7	1,000.5	1,000.3
Retained earnings	97.9	228.2	225.1
Accumulated other comprehensive income (loss), after tax:
Net unrealized foreign currency translation losses	—	—	(0.7)
Other comprehensive income and loss items	0.6	0.3	(5.6)

Total OneBeacon’s common shareholders’ equity	1,100.2	1,229.0	1,219.1

Total noncontrolling interests	14.2	19.9	19.8
Total OneBeacon’s common shareholders’ equity and noncontrolling interests	1,114.4	1,248.9	1,238.9

Total liabilities, OneBeacon’s common shareholders’ equity and noncontrolling interests	$5,925.3	$6,166.7	$6,407.5

(1)       Represents assets and liabilities being sold as part of the sale of the AutoOne business required to be presented separately in the September 30, 2011 consolidated balance sheet.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010 (1)	2011	2010 (1)
Revenues:
Earned premiums	$258.6	$293.6	$751.2	$1,134.7
Net investment income	16.1	21.6	55.8	74.9
Net realized and unrealized investment (losses) gains	(47.4)	51.6	(13.3)	79.6
Net other revenues (expenses)	0.1	12.7	(10.6)	1.9

Total revenues	227.4	379.5	783.1	1,291.1
Expenses:
Loss and loss adjustment expenses	146.6	155.2	414.9	719.3
Policy acquisition expenses	58.6	64.3	161.1	248.3
Other underwriting expenses	38.7	50.5	132.1	176.6
General and administrative expenses	2.5	2.1	7.4	9.4
Interest expense on debt	4.1	6.4	16.4	23.4

Total expenses	250.5	278.5	731.9	1,177.0

Pre-tax (loss) income from continuing operations	(23.1)	101.0	51.2	114.1

Income tax benefit (expense)	11.1	(9.6)	(3.0)	(11.7)

Net (loss) income from continuing operations	(12.0)	91.4	48.2	102.4

Loss from discontinued operations, net of tax (2)	(2.5)	(3.8)	(4.4)	(5.4)
Loss from sale of discontinued operations, net of tax (2)	(18.2)	—	(18.2)	—

Net (loss) income including noncontrolling interests	(32.7)	87.6	25.6	97.0

Less: Net income attributable to noncontrolling interests	(0.2)	(0.8)	(1.1)	(1.6)

Net (loss) income attributable to OneBeacon’s common shareholders	(32.9)	86.8	24.5	95.4

Change in other comprehensive income and loss items	0.2	(0.3)	0.3	(0.1)

Comprehensive (loss) income attributable to OneBeacon’s common shareholders	$(32.7)	$86.5	$24.8	$95.3

(Loss) earnings per common share - basic and diluted
Net (loss) income from continuing operations per share	$(0.13)	$0.97	$0.51	$1.08
Loss from discontinued operations, net of tax, per share	(0.03)	(0.04)	(0.05)	(0.06)
Loss from sale of discontinued operations, net of tax, per share	(0.19)	—	(0.19)	—
Net (loss) income attributable to OneBeacon’s common shareholders per share	(0.35)	0.92	0.26	1.01

Weighted average number of common shares outstanding (3)	95.1	94.5	94.7	94.9

(1)         Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

(2)         As a result of entering into a definitive agreement to sell the AutoOne business on August 30, 2011, results for AutoOne are reported as discontinued operations for all periods presented. During the third quarter of 2011, OneBeacon recorded an estimated loss on sale of the AutoOne business of $28.0 million pre-tax ($18.2 million after tax).

(3)         Weighted average common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS (1)

($ in millions)

(Unaudited)

For the Three Months Ended September 30, 2011

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$259.1	$(0.5)	$—	$258.6
Loss and loss adjustment expenses	(149.7)	3.1	—	(146.6)
Policy acquisition expenses	(58.6)	—	—	(58.6)
Other underwriting expenses	(36.0)	(2.7)	—	(38.7)
Underwriting income (loss)	14.8	(0.1)	—	14.7
Net investment income	—	—	16.1	16.1
Net realized and unrealized investment losses	—	—	(47.4)	(47.4)
Net other revenues (expenses)	0.3	0.1	(0.3)	0.1
General and administrative expenses	(0.4)	—	(2.1)	(2.5)
Interest expense on debt	—	—	(4.1)	(4.1)
Pre-tax income (loss)	$14.7	$—	$(37.8)	$(23.1)

For the Three Months Ended September 30, 2010

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$249.6	$44.0	$—	$293.6
Loss and loss adjustment expenses	(128.9)	(26.3)	—	(155.2)
Policy acquisition expenses	(54.1)	(10.2)	—	(64.3)
Other underwriting expenses	(42.6)	(7.9)	—	(50.5)
Underwriting income (loss)	24.0	(0.4)	—	23.6
Net investment income	—	—	21.6	21.6
Net realized and unrealized investment gains	—	—	51.6	51.6
Net other revenues (expenses)	0.6	12.2	(0.1)	12.7
General and administrative expenses	(0.7)	0.6	(2.0)	(2.1)
Interest expense on debt	—	—	(6.4)	(6.4)
Pre-tax income	$23.9	$12.4	$64.7	$101.0

(1)         To better align its operating and reporting structure with the company’s business profile as a result of the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010. Financial information for the prior period has been reclassified to conform to this presentation.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS (1)

($ in millions)

(Unaudited)

For the Nine Months Ended September 30, 2011

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$747.9	$3.3	$—	$751.2
Loss and loss adjustment expenses	(421.3)	6.4	—	(414.9)
Policy acquisition expenses	(161.3)	0.2	—	(161.1)
Other underwriting expenses	(124.4)	(7.7)	—	(132.1)
Underwriting income	40.9	2.2	—	43.1
Net investment income	—	—	55.8	55.8
Net realized and unrealized investment losses	—	—	(13.3)	(13.3)
Net other revenues (expenses)	0.5	1.6	(12.7)	(10.6)
General and administrative expenses	(1.3)	—	(6.1)	(7.4)
Interest expense on debt	—	—	(16.4)	(16.4)
Pre-tax income	$40.1	$3.8	$7.3	$51.2

For the Nine Months Ended September 30, 2010

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$726.7	$408.0	$—	$1,134.7
Loss and loss adjustment expenses	(408.5)	(310.8)	—	(719.3)
Policy acquisition expenses	(153.3)	(95.0)	—	(248.3)
Other underwriting expenses	(118.5)	(58.1)	—	(176.6)
Underwriting income (loss)	46.4	(55.9)	—	(9.5)
Net investment income	—	—	74.9	74.9
Net realized and unrealized investment gains	—	—	79.6	79.6
Net other revenues (expenses)	1.4	12.2	(11.7)	1.9
General and administrative expenses	(1.5)	(0.1)	(7.8)	(9.4)
Interest expense on debt	—	—	(23.4)	(23.4)
Pre-tax income (loss)	$46.3	$(43.8)	$111.6	$114.1

(1)         To better align its operating and reporting structure with the company’s business profile as a result of the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010. Financial information for the prior period has been reclassified to conform to this presentation.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS (1)

($ in millions)

(Unaudited)

Three Months Ended September 30, 2011

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3) (4)	Consolidated Insurance Operations (4)
Net written premiums	$110.5	$89.7	$97.0	$297.2	$(0.4)	$296.8
Earned premiums	$69.8	$90.2	$99.1	$259.1	$(0.5)	$258.6

Ratios
Loss and loss adjustment expenses	53.5%	54.7%	63.7%	57.8%	n/m	56.7%
Expense	44.3%	35.4%	32.1%	36.5%	n/m	37.6%
GAAP combined	97.8%	90.1%	95.8%	94.3%	n/m	94.3%

Three Months Ended September 30, 2010

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3) (4)	Consolidated Insurance Operations (4)
Net written premiums	$102.7	$75.7	$95.1	$273.5	$(4.7)	$268.8
Earned premiums	$65.7	$76.7	$107.2	$249.6	$44.0	$293.6

Ratios
Loss and loss adjustment expenses	48.3%	54.1%	51.9%	51.7%	59.8%	52.9%
Expense	43.9%	42.1%	33.3%	38.7%	41.1%	39.1%
GAAP combined	92.2%	96.2%	85.2%	90.4%	100.9%	92.0%

Nine Months Ended September 30, 2011

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3) (4)	Consolidated Insurance Operations (4)
Net written premiums	$230.7	$278.2	$312.6	$821.5	$0.8	$822.3
Earned premiums	$204.1	$254.8	$289.0	$747.9	$3.3	$751.2

Ratios
Loss and loss adjustment expenses	50.8%	54.2%	62.2%	56.3%	n/m	55.2%
Expense	42.7%	39.2%	34.1%	38.2%	n/m	39.0%
GAAP combined	93.5%	93.4%	96.3%	94.5%	n/m	94.2%

Nine Months Ended September 30, 2010

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (2)	Other Insurance Operations (3) (4)	Consolidated Insurance Operations (4)
Net written premiums	$217.9	$239.8	$313.9	$771.6	$171.4	$943.0
Earned premiums	$196.1	$223.0	$307.6	$726.7	$408.0	$1,134.7

Ratios
Loss and loss adjustment expenses	50.3%	55.2%	60.7%	56.2%	76.2%	63.4%
Expense	39.7%	41.2%	33.2%	37.4%	37.5%	37.4%
GAAP combined	90.0%	96.4%	93.9%	93.6%	113.7%	100.8%

(1)

To better align its operating and reporting structure with the company’s business profile as a result of the transactions, OneBeacon revised its segment structure during the fourth quarter of 2010. As part of the resegmentation, agency results for business written on OneBeacon paper and in which OneBeacon has an ownership interest have been reclassified within the underwriting results. Financial information for the prior periods has been reclassified to conform to this presentation.

(2)

Within Specialty Insurance Operations, OneBeacon reports its businesses through three major underwriting units, representing an aggregation of its specialty lines businesses. MGA Business includes Collector Cars and Boats, A.W.G. Dewar and OneBeacon Entertainment. Specialty Industries includes International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks and OneBeacon Energy Group. Specialty Products includes OneBeacon Professional Insurance (which now includes Financial Services), OneBeacon Property and Inland Marine, OneBeacon Specialty Property and OneBeacon Excess and Surplus.

(3)

Other Insurance Operations includes the nonspecialty commercial lines business that was subject to the renewal rights agreement with The Hanover that began with January 1, 2010 effective dates, the traditional personal lines business that was subject to the sale to Tower Group, Inc. completed July 1, 2010, and other run-off business. As Other Insurance Operations for the 2011 periods consists of business in run-off, GAAP ratios are not meaningful.

(4)

As a result of entering into a definitive agreement to sell the AutoOne business on August 30, 2011, results for AutoOne are reported as discontinued operations in a single financial statement caption outside of underwriting results for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2011	2011	2010	2010
Numerator
OneBeacon’s common shareholders’ equity	$1,100.2	$1,152.3	$1,229.0	$1,219.1

Denominator
Common shares outstanding (1)	95.1	95.1	94.4	94.4

Book value per share	$11.57	$12.12	$13.02	$12.91

Change in book value per share, including dividends, in the quarter on an IRR basis (2)	-2.8%

Growth in book value per share, including dividends, in the nine month period on an IRR basis (3)	1.5%

Growth in book value per share, including dividends, in the last twelve months on an IRR basis (4)	4.0%

(1)	Common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

(2)	Internal rate of return (IRR) calculated based on beginning book value per share, dividends paid and ending book value per share. Includes a quarterly dividend of $0.21 per share.

(3)

IRR calculated based on beginning book value per share, dividends paid and ending book value per share. Includes dividends of $0.63 per share (a quarterly dividend of $0.21 per share) and a special dividend of $1.00 per share paid in June 2011.

(4)

IRR calculated based on beginning book value per share, dividends paid and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share) and a special dividend of $1.00 per share paid in June 2011.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE (LOSS) INCOME, NET (LOSS) INCOME AND OPERATING (LOSS) INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010	2011

Comprehensive (loss) income attributable to OneBeacon’s common shareholders	$(32.7)	$86.5	$24.8	$95.3	$54.3

Net (loss) income attributable to OneBeacon’s common shareholders	$(32.9)	$86.8	$24.5	$95.4	$47.4

Weighted average common shares outstanding (1)	95.1	94.5	94.7	94.9	94.6

Net (loss) income attributable to OneBeacon’s common shareholders per share	$(0.35)	$0.92	$0.26	$1.01	$0.50

Net (loss) income attributable to OneBeacon’s common shareholders	$(32.9)	$86.8	$24.5	$95.4	$47.4
Less:
Net realized and unrealized investment gains and losses	47.4	(51.6)	13.3	(79.6)	18.3
Tax effect on net realized and unrealized investment gains and losses	(16.6)	18.1	(4.7)	27.9	(6.4)
Operating (loss) income (2)	$(2.1)	$53.3	$33.1	$43.7	$59.3

Weighted average common shares outstanding (1)	95.1	94.5	94.7	94.9	94.6

Operating (loss) income per share (2)	$(0.02)	$0.56	$0.35	$0.46	$0.63

(1) Weighted average common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

(2) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 14.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months
Ended
September 30, 2011
Numerator:
[A] Comprehensive income attributable to OneBeacon’s common shareholders	$54.3

[B] Operating income (1)	$59.3

		As of	As of
		September 30, 2011	September 30, 2010	Average
Denominator:
[C]	OneBeacon’s common shareholders’ equity	$1,100.2	$1,219.1	$1,159.7

	Less:
	Net unrealized gains and losses and net foreign currency gains and losses on investments (2)	(78.7)	(175.7)
	Tax effect on net unrealized gains and losses and net foreign currency gains and losses on investments	27.5	61.5
	Accumulated OCI/L, after-tax	(0.6)	6.3

[D]	Adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,048.4	$1,111.2	$1,079.8

Returns:

	Comprehensive return on average OneBeacon’s common shareholders’ equity [ A / C ]			4.7%

	Operating return on average adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L [ B / D ]			5.5%

(1)	Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 14.
(2)

Net unrealized gains and losses and net foreign currency gains and losses on investments as of September 30, 2011 and 2010 includes unrealized gains and losses on investments held as well as deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.

Operating (loss) income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income attributable to OneBeacon’s common shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net (loss) income attributable to OneBeacon’s common shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the company’s overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process. The reconciliation of net (loss) income attributable to OneBeacon’s common shareholders to operating (loss) income is included on page 12.

Operating (loss) income per share is calculated by dividing operating (loss) income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  Management believes that operating (loss) income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Net (loss) income attributable to OneBeacon’s common shareholders per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net (loss) income attributable to OneBeacon’s common shareholders to operating (loss) income is included on page 12. The calculation of operating (loss) income per share is also included on page 12.

Adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding net unrealized gains and losses and net foreign currency gains and losses on investments, after tax, and accumulated other comprehensive income or loss (AOCI/L), after tax, from OneBeacon’s common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and losses and net foreign currency gains and losses on investments and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s common shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after-tax, and AOCI/L, after tax, is included on page 13.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                 changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2010 filed February 28, 2011.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.